UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): April 27, 2020

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INTERNATIONAL BALER CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-14443	13-2842053
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5400 Rio Grande Avenue Jacksonville, FL	32254
(Address of principal executive offices)	(Zip Code)

(904) 358-3812

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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Item 5.07. Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting on April 27, 2020. As of the close of business on March 17, 2020, the record date for the Annual Meeting, there were 5,183,895 shares of Company common stock outstanding and entitled to vote at the Annual Meeting. Each share of Company common stock was entitled to one vote. Stockholders holding an aggregate of 4,497,302 shares of Company common stock entitled to vote at the Annual Meeting, representing 86.75% of the outstanding shares of Company common stock as of the record date, and which constituted a quorum thereof, were present in person or represented by proxy at the Annual Meeting.

At the Annual Meeting, the Company’s stockholders considered two proposals, each of which is described in more detail in the Company’s definitive proxy statement for the Annual Meeting filed with the Securities and Exchange Commission on March 25, 2020.

The final results of such stockholder voting on each proposal brought before the Annual Meeting are set forth below:

Proposal No. 1 - Election of Class I Directors. The two director nominees proposed by the Board were elected to serve as members of the Board until the next annual meeting of stockholders and until their successors are duly elected and qualified by the following final voting results:

	Votes For	Votes Withheld
Victor W. Biazis	4,476,267	21,035
Martha R. Songer	4,476,105	21,197

Proposal No. 2 - Ratification of Appointment of Independent Registered Public Accounting Firm. The ratification of the appointment of Pivott CPAs as the Company’s independent registered public accounting firm for the year ending October 31, 2020, was approved by the following final voting results:

Votes For	Votes Against	Votes Abstained
4,496,740	562	–

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL BALER COPORATION

Date: April 28, 2020	By: /s/ William E. Nielsen
Name: William E. Nielsen
Title: Chief Financial Officer

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